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                                                                  Exhibit 99.10


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



  As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of registration statement no. 33-75280.



                                    ARTHUR ANDERSEN LLP


  New York, New York
  April 24, 1998